EXHIBIT 10.2

SUPPLEMENT NO.1 TO THE
AMENDED AND RESTATED SUBSIDIARY
GUARANTEE AGREEMENT

SUPPLEMENT NO. 1 dated as of May 9, 2008, to the Amended and Restated Subsidiary Guarantee Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) dated as of September 26, 2007, among each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”) of LUMINENT MORTGAGE CAPITAL, INC., a Maryland corporation (the “Borrower”), and ARCO CAPITAL CORPORATION LTD., a corporation organized under the laws of the Cayman Islands, as lender and secured party (the “Secured Party”).

A. Reference is made to the Credit Agreement, dated as of August 21, 2007, as amended by Amendment to Credit Agreement, dated as of September 12, 2007, the Second Amendment to Credit Agreement, dated as of September 20, 2007 and the Third Amendment to Credit Agreement, dated as of September 21, 2007 (as such agreement may be further amended, supplemented, restated or otherwise modified and in effect from time to time, the “Existing Credit Agreement”) between the Borrower and the Secured Party, pursuant to which, among other things, the Secured Party made loans or otherwise extended credit to the Borrower upon the terms and subject to the conditions specified in the Credit Agreement.

B. Reference is made to the Amended and Restated Credit Agreement, dated as of September 26, 2007 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 7, 2007, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) between the Borrower and the Secured Party, pursuant to which, among other things, the Borrower has requested, and the Secured Party has agreed, to amend and restate the Existing Credit Agreement upon the terms and subject to the conditions specified in the Credit Agreement.

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

D. The Guarantors have entered into the Guarantee Agreement in order to induce the Secured Party make loans under the Credit Agreement. Each Restricted Subsidiary of the Borrower that was not in existence or not a Restricted Subsidiary of the Borrower on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Restricted Subsidiary of the Borrower. Section 22 of the Guarantee Agreement provides that additional Restricted Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement to become a Guarantor under the Guarantee Agreement as consideration for the Loans previously made.

Accordingly, the Secured Party and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 22 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Secured Party that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. The Secured Party represents and warrants to the New Guarantor that it is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended.

SECTION 4. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Secured Party. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 5. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

SECTION 9. The New Guarantor agrees to reimburse the Secured Party for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Secured Party.

IN WITNESS WHEREOF, the New Guarantor and the Secured Party have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

By:	OT REALTY TRUST, as New Guarantor /s/ KAREN CHANG

Name: Karen Chang

Title: SVP, Secretary and Treasurer

Address:

ARCO CAPITAL CORPORATION LTD.
By: Arco Capital Management LLC, its attorney-in-fact

By: /s/ JAY A. JOHNSTON

Name: Jay A. Johnston Title: CEO